Filed Pursuant to Rule 424(b)(8)

Registration File No.: 333-171243

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 7, 2011)

CHINA SHEN ZHOU MINING & RESOURCES, INC.

10,000 Shares of Series A 5% Convertible Preferred Stock, Initial Stated Value $1,000 per Share

4,901,961 Shares of Common Stock Underlying the Preferred Stock

Warrants to Purchase 1,960,785 Shares of Common Stock

1,960,785 Shares of Common Stock Underlying the Warrants

Placement Agent Warrant to Purchase 392,157 Shares

392,157 Shares Underlying the Placement Agent Warrants

We are offering up to 10,000 shares of our Series A Convertible Preferred Stock and warrants to purchase up to 1,960,785 shares of common stock. This offering also includes an aggregate of (i) 4,901,961 shares of common stock initially issuable upon the amortization or conversion of the Series A Convertible Preferred Stock (plus any shares issuable as dividends and as a result of any adjustment to the number of shares of common stock underlying the Series A Convertible Preferred Stock as described herein) and (ii) 1,960,785 shares of common stock issuable from time to time upon the exercise of the warrants (subject to adjustment as described herein). The Series A Convertible Preferred Stock will have an initial conversion price of $2.04. The warrants will have an initial exercise price of $2.04. The shares of Series A Convertible Preferred Stock and warrants will be issued separately. The warrants will be immediately exercisable on the date of issuance and will terminate on the 42 month anniversary of the date the warrants become exercisable.

For a more detailed description of our Series A Convertible Preferred Stock, see the section entitled “Description of Convertible Preferred Stock” beginning on page S-28, for a more detailed description of our warrants, see the section entitled “Description of Warrants” beginning on page S-31, and for a more detailed description of our common stock, see the section entitled “Description of Common Stock” beginning on page S-33.

Our common stock is listed on the NYSE Amex LLC and traded under the symbol “SHZ”. On March 20, 2012, the last reported sale price for our common stock was $1.59 per share. The Preferred Shares and the warrants are new securities for which there is no established public trading market and we do not expect a market to develop. We do not intend to apply for listing of the Preferred Shares or the warrants on any securities exchange or for inclusion of the Preferred Shares or warrants in any automated quotation system.

As of March 20, 2012, 33,425,101 shares of our common stock were issued and outstanding.

Investing in our securities involves significant risks. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-14 of this prospectus supplement and page 4 of the accompanying prospectus, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference herein and therein for more information.

FT Global Capital, Inc. will act as exclusive placement agent for the direct placement of our Series A Convertible Preferred Stock and the warrants to purchase shares of our common stock in this offering. Other than the placement agent warrants, and shares underlying the placement agent warrants, each of which are included in this prospectus, the placement agent will not purchase or sell any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, nor is it required to sell any specific number or dollar amount of the securities. The placement agent is required to use its best efforts to sell the Series A Convertible Preferred Stock and warrants being offered hereby. Delivery of the securities offered pursuant to this prospectus supplement is expected to be made on or before March 26, 2012.

	Per Unit	Maximum Offering Amount
Public offering price of units	$1,000	$10,000,000
Placement agent fees	$50	$500,000
Proceeds, before expenses, to China Shen Zhou Mining & Resources, Inc.	$950	$9,500,000

(1) The placement agent will receive a warrant from us to purchase 392,157 shares of common stock at an exercise price of $2.45 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

FT Global Capital, Inc.

The date of this prospectus supplement is March 26, 2012

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (No. 333-171243) that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying base prospectus in one or more offerings, up to a total dollar amount of $50,000,000. The accompanying base prospectus, dated January 7, 2011, provides you with a general description of the securities we may offer. Each time we use the accompanying base prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the base prospectus. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

This prospectus supplement provides the specific details of this offering. Some of the information in the base prospectus may not apply to this offering. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, our common stock being offered and other information you should know before investing.

In this prospectus supplement, unless the context otherwise requires, references to:

●	“China Shen Zhou,” “Company,” “we,” “us” or “our” are references to the combined business of China Shen Zhou and its direct and indirect subsidiaries.
●	“AFMG” or “American Federal Mining Group” means American Federal Mining Group, Inc. and/or its operating subsidiaries, as the case may be.
●	“Qianzhen Mining” means Wulatehouqi Qianzhen Ore Processing Co. Ltd.

●	“Xingzhen Mining” means Xinjiang Buerjin County Xingzhen Mining Co., Ltd.

●	“U.S. Dollar,” “$” and “US$” means the legal currency of the United States of America.

●	“RMB” means Renminbi, the legal currency of China.

●	“China” or the “PRC” are references to the People’s Republic of China.

You should also read and consider the information in the documents that we have referred you to in “Where You Can Find More Information” on page S-4 of this prospectus supplement and the information described under “Incorporation By Reference” on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus before investing in our common stock. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

If information in this prospectus supplement is inconsistent with the base prospectus, you should rely on this prospectus supplement. We have not authorized anyone to provide information different from that contained or incorporated in this prospectus supplement and the accompanying prospectus. We are offering the securities only in jurisdictions where offers and sales are permitted. The information contained or incorporated in this prospectus supplement and the accompanying prospectus is accurate only as of the date of such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the securities.

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus contain trademarks, trade names and service marks of ours, including our company logo.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

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We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus (other than any portion of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 29, 2010, as amended on February 21, 2012;

●	Our Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on May 16, 2011, August 15, 2011 and November 14, 2011, respectively;

●	our definitive Proxy Statement for our Annual Meeting of Shareholders held on December 20, 2011 filed with the SEC on November 22, 2011 (other than information furnished rather than filed);

●	our current reports on Form 8-K filed with SEC on January 14, 2011, as amended February 9, 2012, January 19, 2011, March 16, 2011, March 31, 2011 and April 18, 2011, April 29, 2011, October 20, 2011, December 19, 2011, December 23, 2011, January 4, 2012, January 17, 2012, as amended on February 10, 2012; and

●	the description of our common stock, $0.001 par value per share, contained in the Section entitled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A filed with the SEC on January 24, 2008 including any amendment or report filed for the purpose of updating such descriptions.

 Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). You may request copies of these filings, at no cost, by writing to or calling the Company at:

China Shen Zhou Mining and Resources, Inc.

No. 166 Fushi Road, Zeyang Tower,

Shijingshan District, Beijing, China 100043

86-010-8890-6927

Statements contained in this prospectus and the documents incorporated by reference herein referring to the contents of any contract or other document are not necessarily complete. Where such contract or other document is listed as an exhibit to the Registration Statement on Form S-3, of which this prospectus forms a part, or any document incorporated by reference therein, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C. (100 F Street NE, Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330 or on the SEC website located at http://www.sec.gov. The SEC’s website also contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

Information about us is also available at our website at http://chinaszmg.com/. References to our website addressed in this prospectus supplement are provided as a convenience and do not constitute, and should not be viewed as, an incorporation by reference of the information contained on, or available through, the website. Therefore, none of the information on our website is part of this prospectus supplement or the accompanying prospectus.

NOTE ON FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, may include “forward-looking statements,” within the meaning of applicable securities laws, that reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and our business sector in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “believe,” “potential,” “prospective,” “may,” “should,” “anticipate,” “will” and other similar words or statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. Such forward-looking statements include, among others, discussion of such matters as:

●	The demand for and supply of fluorite and nonferrous metals;

●	Expected outcome of our exploration activities;

●	Production volumes;

●	Our ability to indentify and acquire additional mining assets;

●	Our relationships with regulators;
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●	Our relationships with our employees;

●	Our ability to renew mining and exploration licenses;

●	Expectations with respect to size and quality of mineral reserves at our mines;

●	Commodity prices;

●	Mine production and development plans; and

●	Our ability to continue operating as a going concern.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the captions “Risk Factors,” “Business,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we project. Any forward-looking statements you read in this prospectus reflect our views as of the date of this prospectus supplement with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. Before making an investment decision, you should specifically consider all of the factors identified in this prospectus that could cause actual results to differ.

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SUMMARY

This summary highlights selected information about the Company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information under the heading “Risk Factors” in this prospectus supplement beginning on page S-11 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.

China Shen Zhou Mining & Resources, Inc.

Our Business

Through our direct, wholly owned subsidiary, American Federal Mining Group, Inc. (hereinafter “AFMG”), and its subsidiaries – Wulatehouqi Qianzhen Ore Processing Co. Ltd. (“Qianzhen Mining”), Inner Mongolia Xiangzhen Mining Group Co., Ltd., (“Xiangzhen Mining”), Xinjiang Buerjin County Xingzhen Mining Co., Ltd. (“Xingzhen Mining”) and Xinyi Fluorite Company, Ltd. (“Xinyi Fluorite”), we engage in the business of mining, processing and distributing fluorite ore and processed fluorite powder, copper, zinc, lead, and other mineral concentrates. On January 13, 2011, we, through Xingzhen Mining, entered into an agreement pursuant to which we acquired 55% of the equity of Xinyi Fluorite, which is located in Jingde County, Anhui Province.

On January 16, 2012, the Company through its subsidiary Xiangzhen Mining, entered into an equity transfer and capital increase agreement to acquire 60% of the equity interests of Wuchuan Dongsheng Mining Co., Ltd. (“Dongsheng Mining”), a company based in Wuchuan Yilao and Miao Autonomous County, Zunyi City, in the province of Guizhou, People’s Republic of China. On February 7, 2012, the Company through its subsidiary Xiangzhen Mining purchased a 60% equity interest in Guizhou Qianshi Resources Development Co., Ltd. (“Qianshi Resources”) and Yanhe Tujiazu Autonomous County Meilan Mining Co., Ltd. (“Meilan Mining”), two companies based in Yanhe Tujiazu Autonomous County, Tongren City, Guizhou Province, People’s Republic of China. Dongsheng Mining, Qianshi Resources, and Meilan Mining are engaged in the extraction and processing of fluorite ore and barite ore.

We operate mines in the Inner Mongolia Autonomous Region and the Xinjiang Uygur Autonomous Region of the PRC, which are known for their rich reserves of high-grade minerals of fluorite, copper, lead and zinc. Regional human resources of general labor and specialized professional mining teams are available to us at a low cost. We believe that we have good relationships with the local governments since we provide employment opportunities to the local residents and tax revenues to the government. Also, after years of experience working and developing relationships in the mineral markets, we have formed strategic cooperative alliances with several large-scale domestic steel and chemical enterprises.

Our principal executive offices are located at Suite 1211, Zeyang Tower, No. 166 Fushi Road, Shijingshan District, Beijing, China 100043, and our telephone number at that location is 86-010-8890-6927.

The following table summarizes the business activities of AFMG’s subsidiaries:

Subsidiaries	Current Business Activities
Qianzhen Mining*	Engaged mainly in the processing of zinc-lead ore
Xiangzhen Mining	Engaged in the extraction and processing of fluorite ore
Xingzhen Mining	Engaged mainly in exploration and development of zinc-copper mine
Xinyi Fluorite	Engaged in the processing of fluorite powder
Dongsheng Mining**	Engaged in the extraction and processing of fluorite ore and barite ore
Qianshi Resources***	Engaged in the extraction and processing of fluorite ore and barite ore
Meilan Mining***	Engaged in the extraction of fluorite ore and barite ore

* Qianzhen Mining had no operations in 2011.

** Dongsheng Mining was acquired on January 16, 2012.

*** Qianshi Resources and Meilan Mining were acquired on February 7, 2012.

Description of Products

Fluorite

We extract and process fluorite ore or fluorspar in northern Inner Mongolia. Xiangzhen Mining, a member of the China Fluorite Association, has the largest fluorite ore reserves in northern China. There are two final products from extraction and processing of fluorite: (i) high grade fluorite ore with a purity of above 75% CaF2 and (ii) fluorite powder with a purity of greater than 96% CaF2. The high grade fluorite ore, selected directly from the mined ores, is sold to steel making companies to be used as a melting agent in steel making. Fluorite powder, on the other hand, is a key upstream material for the manufacture of fluorine compounds in the fluorine chemical industry.

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In 2010, we extracted approximately 131,000 metric tons of fluorite ore and sold 32,800 metric tons of fluorite lumps with total sales of approximately US$3.25 million, accounting for approximately 41% of the revenues of our fluorite business. We also produced 24,300 metric tons of fluorite powder and sold 29,000 metric tons of fluorite powder for approximately US$4.76 million, which accounted for approximately 59% of the revenues of our fluorite business.

On January 13, 2011, we, through Xingzhen Mining, entered into an agreement pursuant to which we acquired 55% of the equity of Xinyi Fluorite, which is located in Jingde County, Anhui Province, to further develop our fluorite resources for the production of value-added fluorine chemicals. Xinyi Fluorite’s primary assets include the mining permit to the Xinyi Qingzheng Fluorite Mine No. 1, the mining permit for the Guangrong Fluorite Mine, and the mining rights and assets of the Sanxi Old Town flotation plant.

We believe that the current national policies imposing tighter restrictions on new entrants into the fluorite production industry will have a positive effect on the results of operations of Xiangzhen Mining and Xinyi Fluorite. We also expect that the trend in the industry of acquisition of smaller enterprises by larger enterprises will continue into the near future.

Nonferrous

We extract and process zinc, copper and lead ores in the central part of Inner Mongolia and the northeastern part of the Xinjiang Uygur Autonomous Region. Our final products are zinc concentrate, copper concentrate and lead concentrate, which are sold to metallurgical companies which in turn refine them into zinc, copper and lead ingots.

In 2010, Xingzhen produced zinc concentrates and copper concentrates equivalent to 3,129 metric tons of zinc metal and 155 metric tons of copper metal, and sold zinc concentrates and copper concentrates equivalent to 2,538 metric tons of zinc metal and 115 metric tons of copper metal accounting for approximately 79% and 21%, respectively, of the total revenues of our nonferrous business of approximately $3.60 million.

No production was planned at Qianzhen Mining in 2010 due to the low grade of the ore supplied by Wulatehouqi Qingshan Nonferrous metal Development Co., Ltd. (“Qingshan Metal”), a former subsidiary of the Company, and the low market price of copper and sulfur. We did not produce any products at Qianzhen Mining and Qingshan Metal in 2010.

Exploration Activities

Keyinbulake Copper-Zinc Mine

In the first half of 2010, Xingzhen focused on conducting geophysical research and an electric logging project, making drilling plans, carrying out construction in strict accordance with results given by our prospecting team, and conducting necessary geophysical investigations in the mining area.

In 2010, Xingzhen mining drilled 12 holes, 3,356 meters, and trenched 3,060 cubic meters, and completed 771 IP sounding points. Among the middle, northern and southern areas, we found two new mineralized bodies through drilling verification. We are now drilling and exploring these mines.

Sales and Marketing

We do not employ any marketing staff. We have maintained long-term and good relationships with our customers, who send their orders directly to us. Our in-house sales staff fills these orders based on our actual production capacity and delivers the products to our customers via railway or truck. We expect these relationships with our customers to continue.

Major Suppliers

We have various suppliers as a mining processor. We extract and process zinc, copper and fluorite ores from our mines and purchase fuel as well as small amounts of raw materials.

Our Major Customers

In 2010, our revenues from our fluorite business and nonferrous metals business were $8.01 million and $3.60 million, respectively.

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The following table shows our major customers (10% or more) for our nonferrous business for the year ended 2010:

Number	Customer	Revenue* (In thousands)	Percentage (%)
1	RuiPeng Mining Ltd	$3,600	100%
TOTAL		$3,600	100%
*	The total revenue from our nonferrous segment was $3.60 million

The following table shows our major customers (10% or more) for our fluorite business for the year ended 2010:

Number	Customer	Revenue* (In thousands)	Percentage (%)
1	Handan Hongzhi Ltd	$907	11%
2	Ningxia Jinhe Ltd	$3,926	49%
TOTAL		$4,833	60%
*			Total revenue from our fluorite segment was $8.01 million.

Competition

Rapid industrialization and development in China have been the main drivers for China’s increase in nonferrous metal and fluorite consumption. In the current markets for nonferrous metals and fluorite, demand, in general, exceeds supply. In the near term, we do not foresee difficulty in selling our products and therefore do not expect to devote significant financial resources to sales and promotion.

Our competitors are mainly similar companies in China.

Our main competitors in the fluorite business are:

●	Zhejiang Wuyi Shenlong Mining Co., Ltd., which produced 50,000 metric tons of fluorite lumps and 50,000 metric tons of fluorite powder in 2010;
●	Inner Mongolia Linxi County Jingyuan Mining Co., Ltd., which produced 10,000 metric tons of fluorite lumps and 18,000 metric tons of fluorite powder in 2010;
●	Gansu Gaotai Hongyuan Mining Co., Ltd., which produced 65,000 metric tons of fluorite ore in 2010; and
●	Jinghua Huaying Mining Co., Ltd., which produced 20,000 metric tons of fluorite lumps and 28,000 metric tons of fluorite powder in 2010.

Our competitors in the zinc, lead and copper concentrates industries are local mining companies such as Inner Mongolia Wulatehouqi Huogeqi Copper Mine (“Huogeqi Mining”), Wancheng Trading Co., Ltd.(“Wancheng Trading”) and Dongshengmiao Mining Industry Co, Ltd. (“Dongshengmiao Mining”). Our production volumes of zinc, lead and copper concentrates are relatively small compared to the production volumes of these local mining companies. However, as the demand for nonferrous metal concentrate exceeds the supply, we believe that we should have no difficulty in selling our products.

Competitor	Capacity
Huogeqi Mining	1,700,000 metric tons of extracting and ore processing capacity
Dongshengmiao Mining	820,000 metric tons of extracting and ore processing capacity
Wancheng Trading	760,000 metric tons of extracting and ore processing capacity

Our Competitive Strengths

We believe that our following competitive strengths enable us to compete and to capitalize on the growth opportunities in our industry:

●	All of our current businesses are conducted through our China-based subsidiaries. We operate mines in the Inner Mongolia Autonomous Region and the Xinjiang Uygur Autonomous Region, which are known for their rich mineral deposits of fluorite, copper, lead and zinc.

●	When considering the size of the reserves, productivity of the mine, and the quality of the ore produced as a whole, we own one of the best fluorite mines in China, which produces high purity fluorite ore, and possesses good extracting conditions as well as the largest processing plant in northern China.
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●	We have an experienced management team. Most of our executive officers have more than 20 years of experience in the mining industry.

●	We maintain good relationships with local government agencies. Also, regional labor and specialized professional mining teams are available to us at a low cost.

●	We have subsidiaries located in the western part of China where our good relationships with the local governments enable us to capitalize upon their discretionary application of certain preferential tax and regulatory policies.

Our Strategies

We plan to implement the following strategies:

●	Resumption of Production to Meet Demand

■	Fluorite

We began normal production on March 23, 2010 and processed 64,800 metric tons of fluorite ore and produced 24,300 metric tons of fluorite powder in 2010. In addition, we sold 32,800 metric tons of fluorite lumps and 29,000 metric tons of fluorite powder in 2010. On January 13, 2011, we, through Xingzhen Mining, entered into an agreement pursuant to which we acquired 55% of the equity of Xinyi Fluorite, which is located in Jingde County, Anhui Province, to further develop our fluorite resources for the production of value-added fluorine chemicals. Xinyi Fluorite’s primary assets include the mining permit to the Xinyi Qingzheng Fluorite Mine No. 1, the mining permit for the Guangrong Fluorite Mine, and the mining rights to and the assets of the Sanxi Old Town flotation plant.

■	Zinc and Copper

In 2010, Xingzhen produced and sold zinc concentrates and copper concentrates equivalent to 3,129 metal tons of zinc metal and 155 metal tons of copper metal accounting for approximately 77% and 23%, respectively, of the total revenues of our nonferrous business of approximately $3.60 million. In 2010, we continued excavating and mining operations at Xingzhen. We began processing in May 2010 and we produced extracted ore of 82,500 metric tons, and processed ores of 77,200 metal tons thereby producing the equivalent to 3,129 metal tons of zinc and 155 metal tons of copper. Due to demand, we have sold 2,537 metal tons of zinc and 115 metal tons of copper.

●	Acquire Additional Mineral Resources

■	To increase our reserve base and ensure supply to our processing facilities, we plan to acquire domestic and foreign large-scale mines when the right opportunities arise. We also expect to acquire additional nonferrous metal mines and fluorite mines domestically that have high-quality extracting and operating conditions and possess all necessary governmental licenses.

■	In January 2011 we, through our subsidiary Xingzhen Mining entered into an equity transfer agreement to acquire 55% of the equity interests of Xinyi Fluorite Company Ltd. (“Xinyi”), a company based in Jingde County, Anhui Province, China. Xinyi’s primary business and assets relate to the mining of fluorite.

This acquisition was made to further develop our fluorite resources for the production of value-added fluorine chemicals - one of our core businesses. As such, Xinyi’s three primary assets are interests in fluorite mines in Anhui Province as follows: 1) the mining permit to the Xinyi Qingzheng Fluorite Mine No. 1, 2) the mining permit for the Guangrong Fluorite Mine, and 3) the mining rights and assets of the Sanxi Old Town flotation plant.

■	On January 16, 2012, the Company through its subsidiary Xiangzhen Mining, entered into an equity transfer and capital increase agreement to acquire 60% of the equity interests of Wuchuan Dongsheng Mining Co., Ltd. (“Dongsheng Mining”), a company based in Wuchuan Yilao and Miao Autonomous County, Zunyi City, in the province of Guizhou, People’s Republic of China. On February 7, 2012, the Company through its subsidiary Xiangzhen Mining purchased a 60% equity interest in Guizhou Qianshi Resources Development Co., Ltd. (“Qianshi Resources”) and Yanhe Tujiazu Autonomous County Meilan Mining Co., Ltd. (“Meilan Mining”), two companies based in Yanhe Tujiazu Autonomous County, Tongren City, Guizhou Province, People’s Republic of China. Dongsheng Mining, Qianshi Resources, and Meilan Mining are engaged in the extraction and processing of fluorite ore and barite ore.

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Government Regulation

The following is a summary of the principal governmental laws and regulations that are or may be applicable to our operations in the PRC. The scope and enforcement of many of the laws and regulations described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of laws.

The mining industry, including certain exploration and mining activities, is highly regulated in the PRC. Regulations issued or implemented by the State Council, the Ministry of Land and Resources, and other relevant government authorities cover many aspects of exploration and mining of natural resources, including: entry into the mining industry, the scope of permissible business activities, interconnection and transmission line arrangements, tariff policies and foreign investment.

The principal regulations governing the mining business in the PRC include:

●	China Mineral Resources Law, which requires a mining business to have exploration and mining licenses from provincial or local land and resources agencies.
●	China Mine Safety Law, which requires a mining business to have a safe production license and provides for random safety inspections of mining facilities.
●	China Environmental Law, which requires a mining project to obtain an environmental feasibility study of each project.
●	Foreign Exchange Controls. The principal regulations governing foreign exchange in the PRC are the Foreign Exchange Control Regulations (1996) and the Administration of Settlement, Sale and Payment of Foreign Exchange Regulations (1996) (“the Foreign Exchange Regulations”). Under the Foreign Exchange Regulations, RMB is freely convertible into a foreign currency for current account items, including the distribution of dividends. Conversion of RMB for capital account items, such as direct investment, loans and security investments, however, is still subject to the approval of the State Administration of Foreign Exchange (“SAFE”). Under the Foreign Exchange Regulations, foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account items. In addition, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business, and only after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE.

The Guidance to Businesses by Foreign Investments, revised in 2007 by the Chinese government, no longer allows foreign investments in the fields of exploration and development of fluorite mines in China. The policy is intended to protect Chinese businesses.

Our operating subsidiaries in China have received authorization from the land and resources departments of the applicable local governments. Also, pursuant to Chinese regulations that require a mining enterprise procure an exploration or a mining license from the land and resource department of local governments before it can carry out exploration or mining activities, we have secured the necessary exploration or mining licenses from local governments. These licenses require that we follow proper procedures in our exploring or mining activities and in selling our products to customers. Most of our mining companies possess exploration or mining licenses while some are applying for mining licenses in addition to exploration licenses. Currently we are in the process of renewing two expired exploration right licenses and one expired mining right license.

Chinese regulations also require that a mining company must have a safety certification from the PRC Administration of Work Safety before it can engage in mining and extracting activities. All of our operating subsidiaries have obtained safety certifications from the Administration of Work Safety of the applicable local governments. In addition, all of our operating subsidiaries have passed government safety inspections.

We also have been granted an environmental certification from the PRC Bureau of Environmental Protection.

Employees

As of December 31, 2010, we employed 294 full-time employees, of whom approximately 7% are with our Beijing Representative Office, 2% are with Qianzhen Mining, 56% are with Xiangzhen Mining, 2% are with Qingshan Metal (copper and zinc ore mining) and 33% are with Xingzhen Mining (holding exploration rights for copper ore and zinc ore). Approximately 10% of our employees are management personnel and 6% are sales and procurement staff. In terms of education level, approximately 16% of our employees have a college degree or higher.

Under Chinese law, our employees have formed trade unions which protect employees’ rights, aim to assist in the fulfillment of our economic objectives, encourage employee participation in management decisions and assist in mediating disputes between us and union members. We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

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As required by applicable Chinese law, we have entered into employment contracts with all of our employees. We have also entered into a confidentiality agreement with each of our employees under which such employees are prohibited from disclosing confidential information of the Company or using it for other purposes than the benefit of the Company. Directors, officers, mid-level managers and some key employees in sales and R&D are required to sign a non-competition agreement which prohibits them from competing with the Company while they are employees of the Company and within two years after their employment with the Company is terminated.

Our employees in China participate in a state pension fund organized by Chinese municipal and provincial governments. We are required to contribute to the fund at the rate of 20% of an employee’s average monthly salary. In addition, we are required by Chinese law to cover employees in China with other types of social insurance. Our total contribution may amount to 30% of an employee’s average monthly salary. Expenses related to social insurance were approximately $85,176 for fiscal year 2010.

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THE OFFERING

Issuer	China Shen Zhou Mining & Resources, Inc.

Series A Convertible Preferred Stock offered by us

A total of 10,000 shares of Series A Convertible Preferred Stock with a stated value of $1,000.00 per share will be offered in this offering, for an aggregate of $10 million in stated value. The Series A Convertible Preferred Stock will be issued in two tranches each with a stated value of $5.0 million, or 5,000 shares. The initial tranche is anticipated to close on the third business day after the execution by the Company and the initial purchasers of the securities purchase agreement with respect to this offering. Each of the initial purchasers, at their option, may purchase their allocation of Series A Preferred Stock in the second tranche by delivery of written notice to the Company at any time prior to the first anniversary of the initial closing date. Subject to the satisfaction of certain conditions, the Company may force the initial purchasers to consummate the second closing at any time after the satisfaction of such conditions and prior to the four month anniversary of the initial closing date In order for the Company to trigger the mandatory purchase requirement, the Company must obtain shareholder approval as may be required by the NYSE Amex and certain other conditions.

This prospectus also initially relates to up to 4,901,961 shares of common stock, par value $0.001, of the Company that may be initially issued upon the amortization or conversion of the Series A Convertible Preferred Stock (plus any shares issuable as dividends and as a result of any adjustment to the number of shares of common stock underlying the Series A Convertible Preferred Stock as described herein), in each case subject to the satisfaction of certain conditions. For additional information regarding the Series A Convertible Preferred Stock or our Common Stock, see either the “Description of Series A convertible Preferred Stock” or “Description of Common Stock,” respectively, below.

Warrants	Warrants to purchase 1,960,785 shares of common stock will be offered in this offering (including warrants to purchase 980,393 shares of common stock that were issued as additional consideration for each initial purchaser’s commitment to purchase Series A Preferred Stock in the second tranche). No additional warrants will be issued to the initial purchasers upon the consummation of the second tranche. Each warrant may be exercised at any time after the issuance of the warrants until the 42 month anniversary of the issuance of the warrants at an initial exercise price of $2.04 per share of common stock in cash or, subject to certain conditions, by cashless exercise. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For additional information regarding the warrants, see “Description of Warrants” below.

Description of the Series A Convertible Preferred Stock

Maturity	Shares of Series A Convertible Preferred Stock will mature and become mandatorily redeemable, at the option of the holder, at any time from and after the 13 month anniversary of the initial closing date. See “Description of Series A Convertible Preferred Stock” beginning on page S-28.

Amortization	Every two months, commencing on June 1, 2012, the Company will convert, subject to certain conditions, or, at its option, elect to redeem for cash up to 1,667 shares of Series A Convertible Preferred Stock, except to the extent a holder of Series A Convertible Preferred Stock elects to defer such amortization to a subsequent amortization date, in which case such subsequent amortization date shall be increased by such deferred amount. See “Description of Series A Convertible Preferred Stock” beginning on page S-28.

Amortization Payments	We may elect to pay the amortization payments at our option, in cash, or in shares of our common stock, subject to the satisfaction of certain conditions, by delivering that number of shares of common stock equal to the amount of the amortization payment divided by a per share amortization price, which shall be the lesser of (i) the then-existing conversion price, which is initially $2.04 per share of common stock and (ii) 90% of a calculated market price per share of common stock. See “Description of Series A Convertible Preferred Stock” beginning on page S-28.

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Dividends	Shares of Series A Convertible Preferred Stock will carry a dividend equal to 5% per annum, paid quarterly in arrears. We may elect to pay dividends in in shares of our common stock, subject to certain conditions, or, at our option, in cash. If we pay dividends in shares of common stock, the shares will be valued at a calculated per share market price. See “Description of Series A Convertible Preferred Stock” beginning on page S-28.

Conversion	Holders may elect to convert shares of Series A Convertible Preferred Stock into shares of our common stock at then-existing conversion price at any time. The initial conversion price is $2.04 per share of our common stock, and is subject to certain adjustments, including an anti-dilution provision that reduce the conversion price upon our issuance of any common stock or securities convertible into common stock at an effective price per share less than the conversion price. See “Description of Series A Convertible Preferred Stock” beginning on page S-28.

Liquidation Preference	In the event of our voluntary or involuntary dissolution, liquidation or winding up, each holder of Series A Convertible Preferred Stock will be entitled to be paid a liquidation preference equal to a premium on the initial stated value of such holder’s Series A Convertible Preferred Stock of $1,000.00 per share, plus accrued and unpaid dividends and any other payments that may be due on such shares and any black-scholes value payable with respect to the warrants, before any distribution of assets may be made to holders of capital stock ranking junior to the Series A Convertible Preferred Stock. See “Description of Series A Convertible Preferred Stock” beginning on page S-28 or Description of Warrants beginning on page S-31 as applicable.

Voting Rights	Shares of Series A Convertible Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A Convertible Preferred Stock will be required to amend the terms of the Series A Convertible Preferred Stock. See “Description of Series A Convertible Preferred Stock” beginning on page S-28.

Use of Proceeds

The Company intends to use the net proceeds from this offering for (i) general corporate purposes and working capital (including for general and administrative expenses) (ii) potential ordinary course acquisitions that complement the Company’s business and (iii) the payment of the fees and expenses associated with the offering.

Market for the Series A Convertible Preferred Stock, Warrants, and Common Stock	Our common stock is quoted and traded on NYSE Amex LLC under the symbol “SHZ.” However, there is no established public trading market for the offered Series A Convertible Preferred Stock or the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Convertible Preferred Stock or warrants on any securities exchange.

Risk Factors	See “Risk Factors” beginning on page S-14 of this prospectus supplement, page 4 of the accompanying prospectus and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2010, as amended, for a discussion of factors you should carefully consider before deciding to invest in our securities.

NYSE Amex LLC symbol for common stock	Our common stock is listed on the NYSE Amex LLC and traded under the symbol “SHZ”.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Due to our history of operating losses, we are uncertain that we will be able to maintain sufficient cash to accomplish our business objectives and to continue as a going concern

The consolidated financial statements have been prepared assuming that we will continue as a going concern. However, Our independent registered public accounting firm’s report on our audited consolidated financial statements for the year ended December 31, 2010 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern and without additional funding, we may not be able to continue our operations. During the fiscal years ended December 31, 2010 and 2009 we suffered net operating losses of approximately $3.3 million and $5.7 million, respectively. Also, the Company used cash in operations of approximately $3.7 million and $1.2 million for the years ended December 31, 2010 and 2009, respectively. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future and there are no guarantees that the Company will be successful in these activities.

Disruptions in the capital and credit markets, which may continue indefinitely or intensify, could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers.

The current disruptions in the capital and credit markets may continue indefinitely or intensify, and adversely impact our results of operations, cash flows and financial condition, or those of our customers and suppliers. Disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions could adversely affect our access to liquidity needed to conduct or expand our businesses or conduct acquisitions or make other discretionary investments, as well as our ability to effectively hedge our currency or interest rate. Such disruptions may also adversely impact the capital needs of our customers and suppliers, which, in turn, could adversely affect our results of operations, cash flows and financial condition.

We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, we may seek additional financing to provide the capital required to maintain or expand our exploration activities and mining facilities, and equipment and/or working capital, as well as repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business at the rate desired, and our operating results may suffer. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on the then current holders of equity.

We receive a significant portion of our revenues from a small number of customers. Our business will be harmed if our customers reduce their orders from us.

A significant amount of our revenue is derived from only a small number of customers mainly in the iron and steel and fluorite chemical industries. Dependence on a few customers could expose us to the risk of substantial losses if a single dominant customer stops purchasing our products. If we lose any customers and are unable to replace them with other customers that purchase a similar number of our products and services, our revenues and net income would decline considerably.

We may not have sufficient supply of nonferrous ore.

Qianzhen Mining, one of our subsidiaries, has a 200,000 metric tons/year processing capacity for zinc-lead ore. However, it does not process any ore due to lack of ore supplied from the third parties. Its contracts with third party ore suppliers expired in June 2008. It currently does not have a third party supplier and may require third party suppliers in the future. If we are not able to obtain a sufficient quantity or quality of ore for Qianzhen Mining, our revenues may be reduced and our business could suffer.

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Inclement weather may affect our fluorite business.

Our fluorite business is conducted through Xiangzhen Mining which is located in an outlying area on the border between China’s Inner Mongolia Autonomous Region and Mongolia. The weather conditions there are very harsh, especially in winter. If there are strong snow storms or other inclement weather conditions, our fluorite mining operations may have to be suspended for an indefinite period of time and we may not be able to ship our fluorite products to our customers in a timely manner. As a result, our revenues may be adversely affected.

Our acquisition and administrative costs could affect our ability to be profitable.

Our exploration and mining operations are scattered across several geographical locations in China and such diversity of location can add to our administrative costs, and we plan to make acquisition of mines in the future and the costs associated with such acquisitions could negatively impact our profitability. Also, our administrative costs may increase as a result of our expanded operations and our profitability may be adversely affected.

Our ability to operate our company effectively could be impaired if we lose key personnel.

We depend on the services of key executives and a small number of personnel focused on the development of our mining projects. Additionally, the number of persons skilled in the development and operation of mining properties is limited and significant competition exists for these individuals. We cannot assure you that we will be able to employ key personnel or that we will be able to attract and retain qualified personnel in the future. We do not maintain “key person” life insurance to cover our executive officers. Due to the relatively small size of our company, our failure to retain or attract key personnel may delay or otherwise adversely affect the development of our projects, which could adversely affect our business.

We may not be able to attract and retain the additional personnel we will need to develop any of our projects.

We are a small company with a limited operating history and relatively few employees. The development of any of our proposed projects will place substantial demands upon us. We will be required to recruit additional personnel and to train, motivate and manage these new employees. There can be no assurance that we will be successful in attracting and retaining such personnel.

We may not be able to obtain or renew licenses, rights and permits required to develop or operate our mines, which would adversely affect our business.

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. In addition to requiring permits for the development of our mines, we will need to obtain various mining permits during the life of each project. Obtaining and renewing the necessary governmental permits is a complex and time-consuming process. Obtaining or renewing the necessary permits may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. There can be no assurance that all necessary permits will be obtained and, if obtained, will be renewed, or that in each case the costs involved will not exceed our estimates. It is possible that the costs and delays associated with compliance with such standards and regulations could become such that we would not proceed with the development or operation of a mine or mines.

Any material inaccuracies in our production estimates could adversely affect our results of operations.

In preparing estimates of future production, we cannot assure you that we will ever achieve our production estimates or any production at all. Our production estimates depend on, among other things:

●	the accuracy of our mineralization and reserves estimates;

●	the accuracy of assumptions regarding ore grades and recovery rates;

●	ground conditions and physical characteristics of the mineralization, such as hardness and the presence or absence of particular metallurgical characteristics;

●	the accuracy of estimated rates and costs of mining and processing; and

●	our ability to obtain and keep effective all permits for our mines and facilities.

Our actual production may vary from our estimates if any of our assumptions prove to be incorrect, which may adversely affect our business.

We may seek to make acquisitions that prove unsuccessful or strain or divert our resources.

We may seek to expand our business through the acquisition of businesses and assets. We may not be able to complete any acquisition on favorable terms or at all. Acquisitions present risks that could materially and adversely affect our business and financial performance, including:

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●	the diversion of our management’s attention from our everyday business activities;

●	the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and

●	the need to expand management, administration, and operational systems.

If we make such acquisitions we cannot predict whether:

●	we will be able to successfully integrate the operations and personnel of any new businesses into our business;

●	we will realize any anticipated benefits of completed acquisitions; or

●	there will be substantial unanticipated costs associated with acquisitions, including potential costs associated with environmental liabilities undiscovered at the time of acquisition.

In addition, future acquisitions by us may result in:

●	potentially dilutive issuances of our equity securities;

●	the incurrence of additional debt;

●	restructuring charges; and

●	the recognition of significant charges for depreciation and amortization related to intangible assets.

Expansion of our business may put added pressure on our management and operational infrastructure, impeding our ability to meet any increased demand for our products and adversely affect our operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for our products. Our planned growth includes the expansion of our exploration and mining activities over the next few years. Although most of our management personnel have extensive experience in the mining industry, their training is in mining operations rather than contemporary management principles. They may not be able to cope with the challenges presented by being a U.S. public company and the competitive business environment created by globalization. In addition, growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

●	the continued demand for our products from the iron and steel and fluorite chemical industries;

●	our ability to successfully and rapidly expand our operations in response to potentially increasing demand;

●	the costs associated with such growth, which are difficult to quantify, but could be significant;

●	rapid technological change; and

●	the highly cyclical nature of the mining industry.

If we are successful in obtaining rapid market growth of our products, we will be required to deliver large volumes of quality products to customers on a timely basis and at a reasonable cost to those customers. Meeting any such increased demand will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products. Such demands would require more capital (including working capital) than we currently have and, as a result, we may be unable to meet the needs of our customers.

We will incur increased costs relating to corporate governance matters.

As a public reporting company, we will need to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations adopted by the SEC, including expanded disclosures, accelerated reporting requirements and more complex accounting rules. Compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and other requirements will increase our costs and require additional management resources. Additionally, these laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We are presently evaluating and monitoring developments with respect to these laws and regulations and cannot predict or estimate the amount or timing of additional costs we may incur to respond to their requirements.

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Risks Related to Our Industry

Fluctuations in the market price of fluorite and nonferrous metals could adversely affect our business and results of operations.

The profitability of our operations will be directly related to the market price of the metals we mine and refine. The market prices of fluorite and nonferrous metals fluctuate widely and are affected by numerous factors beyond our control. These factors also include fluctuations with respect to the rate of inflation, the exchange rates of the Renminbi and other currencies, interest rates, global or regional political and economic conditions, banking industry fluctuations, global and regional demand, production costs in major metal producing areas and other factors. Any decrease in the prices of the metals important to our operations would adversely impact our revenues, profits and cash flows. In particular, a sustained drop in prices could:

●	cause suspension of our development and, ultimately, our mining operations, if such operations become economically infeasible at the then-prevailing prices, thus further reducing revenues;
●	prevent us from fulfilling our obligations under our agreements or under our permits and licenses, which could cause us to lose our interests in, or be forced to sell, our properties; and

●	reduce available financing to us.

Furthermore, the need to reassess the feasibility of any of our projects if metal prices decline could cause substantial delays or might interrupt operations until the reassessment can be completed. Mineral reserve calculations and life-of-mine plans using significantly lower metal prices could result in reduced estimates of mineral reserves and in material write-downs of our investment in mining properties and increased amortization, reclamation and closure charges.

Mining is inherently dangerous and subject to conditions or events beyond our control, and any operating hazards could have a material adverse effect on our business.

Mining involves various types of risks and hazards, including: environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structure cave-in or slides, flooding, fires and interruption due to inclement or hazardous weather conditions. These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury or death, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums and some types of insurance may be unavailable or too expensive to maintain. We may suffer a material adverse effect on our business and the value of our securities may decline if we incur losses related to any significant events that are not covered by our insurance policies.

There is no guarantee that legal title to the properties in which we have an interest will not be challenged, which could result in the loss of our rights in those properties.

The ownership and validity, or title, of mining claims are often uncertain and may be contested in China. A successful claim contesting our title or interest to a property could cause us to lose our rights to mine that property. In addition, the success of such a claimant could result in our not being compensated for our prior expenditures relating to the property.

The mining industry is intensely competitive, and we may have difficulty effectively competing with other mining companies in the future.

Mines have limited lives and, as a result, we must continually seek to replace and expand our reserves through the acquisition of new properties. Significant competition exists for the acquisition of properties producing or capable of producing fluorite and nonferrous metals. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which may have greater financial resources and larger technical staffs than us. As a result of this competition, we may be unable to acquire attractive mining properties on acceptable terms.

Shortages of critical parts, equipment and skilled labor may adversely affect our development projects.

The industry has been impacted by increased worldwide demand for critical resources such as input commodities, drilling equipment, tires and skilled labor. These shortages have caused and may continue to cause unanticipated cost increases and delays in delivery times, potentially impacting operating costs, capital expenditures and production schedules, which would adversely affect our business.

Costs estimates and timing of new projects are uncertain.

The capital expenditures and time required to develop new mines or other projects are considerable and changes in costs or construction schedules can affect project economics. There are a number of factors that can affect costs and construction schedules, including, among others:

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●	availability of labor, power, transportation, commodities and infrastructure;

●	increases in input commodity prices and labor costs;

●	fluctuations in exchange rates;

●	availability of financing;

●	difficulty of estimating construction costs over a period of years; and

●	delays in obtaining environmental or other government permits.

Uncertainties or incorrect assumptions may cause unanticipated cost increases and delays in development, potentially impacting operating costs, capital expenditures and production schedules, which would adversely affect our business.

The impact of governmental environmental regulation could adversely affect our business.

Recently, Chinese laws and policies regarding environmental protection have moved towards stricter compliance standards and stronger enforcement. Because the requirements imposed by these laws and regulations frequently change, we cannot assure you that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by former operators.

Also, applicants for mining licenses must submit environmental impact assessments for their projects, and if those projects fail to meet environmental protection standards they will not be granted licenses. In addition, after exploration, a licensee must take further actions for environmental protection, such as performing water and soil maintenance. After mining licenses expire or a licensee stops mining during the license period and the mineral resources have not been fully developed, the licensee shall perform other obligations such as water and soil maintenance, land recovery and environmental protection in compliance with the original development scheme, otherwise it must pay the costs of land recovery and environmental protection. After a mine closure, the mining enterprise must perform water and soil maintenance, land recovery and environmental protection duties in compliance with mine closure approval reports, otherwise it must pay certain costs, which include the costs of land recovery and environmental protection. At any stage of this process we cannot guarantee that we will not be found to have failed to comply with such standards or that such standards will not be changed by the applicable authorities resulting in our non-compliance and we may face revocation of our licenses, fines and/or closure as a result.

An interruption of energy supply could adversely affect our mining operations.

Our mining operations and development projects require significant energy, principally electricity, diesel, coal and natural gas. A disruption in the transmission of energy, inadequate energy transmission infrastructure, or the termination of any of our energy supply contracts could interrupt our energy supply and adversely affect our operations.

Disruption of transportation services or increased transportation costs could have a material adverse effect on our business, financial condition and results of operations.

Disruption of transportation services for any reason could have a material adverse effect on our business, financial condition and results of operations. If transportation for our products becomes unavailable or even delayed, our ability to market our products could suffer and could negatively impact our financial results. Additionally, increases in our transportation costs relative to those of its competitors could make our operations less competitive and could affect our profitability.

Risks Related to Doing Business in China

Our business may be adversely affected by incidents of political unrest such as those in the Xinjiang Uygur Autonomous Region.

On July 5, 2009 in Urumqi, the capital of the Xinjiang Uygur Autonomous region, political unrest and violence erupted due to ethnic conflicts between the minority Uygur and the Han Chinese. One of our mines, Xingzhen Mining, is located in the Aletai Zone, Xinjiang Uygur Autonomous Region. During this unrest, transportation in Xinjiang was affected. Our purchased raw materials could not be timely moved into our mining site and our products could not be moved out of the site for sale. Our operations and business may be adversely affected should such similar unrest occur in the regions in which we operate.

Our business will be affected by PRC government regulation and the PRC’s overall economic environment.

Although we export products to other countries, most of our sales are in the PRC. It is anticipated that our products in China will continue to represent a significant portion of our sales in the near future. As a result of our reliance on the Chinese markets, our operating results and financial performance could be affected by any adverse changes in economic, political and social conditions in China.

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There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on us, that regulators or third parties will not raise material issues with regard to compliance or non-compliance with applicable laws or regulations, or that any changes in applicable laws or regulations will not have a material adverse effect on our business.

The economy of the PRC is transitioning from a planned economy to a market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the Chinese government. For example, all land is state owned and are leased to business entities or individuals through governmental granting of state-owned land use rights or mining and exploration rights. The granting process is typically based on government policies at the time of granting and can be lengthy and complex. This process may adversely affect our future business expansion. The Chinese government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with the changing of governmental policies and measures. At present, our mining and exploration activities are subject to approvals from the relevant government authorities in China. Such governmental approval processes are typically lengthy and complex, and involve uncertainties.

Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, work safety, labor protection, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy, or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we hold in Chinese properties.

Certain political and economic considerations relating to the PRC could adversely affect us.

While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some changes that could have this effect are:

●	level of government involvement in the economy;

●	control of foreign exchange;

●	methods of allocating resources;

●	balance of payments position;

●	international trade restrictions; and

●	international conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. The economic reforms in China have been conducted under a tight control of the Chinese government. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

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The recent nature and uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

A slowdown or other adverse developments in the economy of the PRC may materially and adversely affect our customers, demand for our products and our business.

Although the economy of the PRC has grown significantly in recent years, we cannot assure you that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC could materially reduce the demand for our products and materially and adversely affect our business.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. However, in 2009, the inflation rate in China experienced a decline. Expansion and inflation have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. Higher inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the end market for our products. In addition, due to the tightening of credit, we may have difficulties in securing funding from financial institutions in China, which could adversely affect our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Our revenues will be settled in Renminbi, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. Dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that we will be able to obtain such necessary governmental approval in China or that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

We may not be able to distribute our assets upon liquidation.

Our assets are predominately located in China. Under the laws governing foreign investment enterprises in China, dividend distribution and liquidation are allowed but subject to certain procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of liquidation.

PRC regulations relating to the establishment of offshore special purpose companies by PRC domestic residents and registration requirements for employee stock ownership plans or share option plans may subject our PRC resident beneficial owners or the plan participants to personal liability, limit our ability to inject capital into our PRC subsidiaries, limit our subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

SAFE issued a circular in October 2005 requiring PRC domestic residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the circular as an “offshore special purpose company.” PRC domestic residents who are stockholders of offshore special purpose companies and have completed round trip investments but did not make foreign exchange registrations for overseas investments before November 1, 2005 were retroactively required to register with the local SAFE branch before March 31, 2006. PRC resident stockholders are also required to amend their registrations with the local SAFE branch in certain circumstances. We cannot provide any assurances that all of our stockholders who are PRC residents have made all required amendments and will make or obtain any applicable registrations or approvals required by these SAFE regulations. The failure or inability of our PRC resident stockholders to comply with the registration procedures set forth therein may subject us to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC subsidiaries’ ability to distribute dividends or limit our PRC subsidiaries’ ability to obtain foreign-exchange-dominated loans.

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As it is uncertain how the SAFE regulations will be interpreted or implemented, we cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign currency-denominated borrowings, which may adversely affect our results of operations and financial condition. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the SAFE regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

In December 2006, the People’s Bank of China promulgated the Implementation Rules of the Administrative Measures for Individual Foreign Exchange, or the Individual Foreign Exchange Rules, setting forth the respective requirements for foreign exchange transactions by PRC individuals under either the current account or the capital account. In January 2007, SAFE issued implementing rules for the Individual Foreign Exchange Rules, which, among other things, specified approval requirements for certain capital account transactions such as a PRC individuals participation in the employee stock ownership plans or stock option plans of an overseas publicly-listed company. On March 28, 2007, SAFE promulgated the Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas-Listed Company, or the Stock Option Rule. Under the Stock Option Rule, PRC individuals who are granted stock options by an overseas publicly-listed company are required, through a qualified PRC agent or a PRC subsidiary of such overseas publicly-listed company, to register with SAFE and complete certain other procedures. We and our PRC employees who might be granted stock options are subject to the Stock Option Rule. If we or our PRC optionees fail to comply with these regulations, we or our PRC optionees may be subject to fines and legal sanctions.

We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are required to comply with the United States Foreign Corrupt Practices Act, or FCPA, which prohibits U.S. companies from engaging in bribery or making other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. The PRC also strictly prohibits bribery of government officials. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time to time in China. If our competitors engage in these practices, they may receive preferential treatment from companies and gain an advantage in securing business, or from government officials who might give them priority in obtaining new licenses, thus putting us at a disadvantage. Our employees, agents, representatives and consultants may not always be subject to our control. If any of them violates the FCPA or other anti-corruption laws, we might be held responsible, and we could be subject to severe penalties as a result. In addition, the U.S. government may seek to hold us liable for successor liability for FCPA violations committed by companies in which we invest or which we acquire.

Our PRC subsidiaries are obligated to withhold and pay PRC individual income tax in respect of the salaries and certain other income received by their employees who are subject to PRC individual income tax. If our PRC subsidiaries fail to withhold or pay such individual income tax in accordance with applicable PRC regulations, they may be subject to certain sanctions and other penalties, which could have a material adverse impact on their respective businesses.

Under PRC individual income tax law, our PRC subsidiaries are obligated to withhold and pay individual income tax in respect of the salaries and certain other income received by their employees who are subject to PRC individual income tax. Our PRC subsidiaries may be subject to certain sanctions and other liabilities under the PRC tax rules and regulations in the case of failure to withhold and pay individual income taxes for their employees in accordance with the applicable law and regulations. Although we have not received any notice or penalty from PRC tax authorities, we cannot assure you that such notice or penalty will not occur in the future.

Any future outbreak of severe acute respiratory syndrome or avian influenza in China, or similar adverse public health developments, may severely disrupt our business and operations.

A renewed outbreak of severe acute respiratory syndrome, the Avian Flu or another widespread public health problem in China, where all of our manufacturing facilities are located and where all of our revenues are derived from, could have a negative effect on our operations. In addition, there have been confirmed human cases of avian influenza in the PRC, Vietnam, Iraq, Thailand, Indonesia, Turkey, Cambodia and other countries which have proven fatal in some instances. If such an outbreak or any other similar epidemic were to spread in China, where our operations are located, it may adversely affect our business and operating results.

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Such an outbreak could have an impact on our operations as a result of:

●	quarantines or closures of our facilities, which would severely disrupt our operations;

●	the sickness or death of our key officers and employees; and

●	a general slowdown in the Chinese economy.

The Chinese merger and acquisition rules may impact our ability to make acquisitions of Chinese businesses and may subject us to penalties.

On August 8, 2006, six PRC regulatory agencies namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore Special Purpose Ventures, or SPVs, formed after the effective date, for overseas listing purposes, through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

The Company intends to make acquisitions of Chinese businesses in the future. There are uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule and those uncertainties could make it difficult or impossible to make acquisitions of Chinese businesses in the future.

Also, if the CSRC or another PRC regulatory agency subsequently determines that its approval was required for our previous M&A transactions or our overseas listing and/or any future offerings, we may face sanctions by the CSRC or another PRC regulatory agency. If this occurs, these regulatory agencies may impose fines and other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the injection of proceeds from an offering into our PRC subsidiaries, restrict or prohibit payment or remittance of dividends by our PRC subsidiaries to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

The Enterprise Income Tax Law and its implementing rules may adversely affect our business

On March 16, 2007, China’s parliament, the National People’s Congress, adopted the Enterprise Income Tax Law, which took effect on January 1, 2008. The new income tax law sets a unified income tax rate for domestic and foreign companies at 25% and abolishes the favorable tax policies for foreign invested enterprises. After this law took effect, newly established foreign invested enterprises will no longer enjoy certain favorable tax treatments. Our subsidiaries were benefiting from the preferred tax rates for foreign invested companies and are subject to the new tax rate of 25%, thus, our net income margin and results of operations could be negatively affected. Further changes to the tax regime could also negatively impact our financial results.

You may have difficulty enforcing judgments obtained against us.

Substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon those persons. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us or our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such PRC courts would be competent to hear original actions brought in the PRC against us or such persons predicated upon the securities laws of the United States or any state.

China lacks a regulatory body to provide oversight and perform appropriate due diligence to help to ensure the accuracy of our SEC disclosures.

At this time there is no regulatory body in China that reviews our SEC disclosures. Furthermore, there are no penalties in China for false, misleading or otherwise inaccurate disclosures made by Chinese companies that are SEC reporting companies. Thus, the lack of a separate system of Chinese regulation concerning the SEC filings of Chinese companies that are SEC reporting companies does not serve to strengthen compliance with SEC and other relevant rules, regulations and laws.

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Risks Related to Investing in Our Securities

The market for our common stock is limited.

The shares of our common stock have been traded on the NYSE Amex LLC under the trading symbol “SHZ” since January 31, 2008. Before the listing on the NYSE Amex LLC, the shares of our common stock were traded on the OTC Bulletin Board.

We currently have approximately 644 shareholders of record. The trading volume of our stock has been low. A viable public trading market may not develop for our shares or may take a period of time to develop. Such a market, if it does develop, could be subject to extreme price and volume fluctuations. In the absence of an active trading market:

●	shareholders may have difficulty buying and selling or obtaining market quotations;

●	market visibility for our common stock may be limited; and
●	a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the NYSE Amex LLC, the stock market on which shares of our common stock is listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

●	variations in our operating results;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

The trading prices of many companies that have business operations only in China, particularly companies that became public through the completion of a reverse merger, have been volatile which may result in large fluctuations in the price of our common stock and losses for shareholders.

The stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many companies that have business operations only in China, especially companies, such as ours, that became public through the completion of a reverse merger. These fluctuations have, at times, been as a result of negative publicity, and have often been unrelated or disproportionate to the operating performance of many of these companies. Any negative change in the public’s perception of these companies could depress our stock price regardless of our operating results. The market price of our common stock has been and may continue to be volatile. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

●	actual or anticipated variations in our quarterly operating results;

●	announcements of technological innovations or new products or services by us or our competitors;

●	announcements relating to strategic relationships or acquisitions;

●	negative publicity relating to companies doing business in China or related to companies that became public through the completion of a reverse merger;

●	announcements relating to strategic relationships or acquisitions;

●	additions or terminations of coverage of our common stock by securities analysts;

●	statements by securities analysts regarding us or our industry;

●	conditions or trends in the our industry; and

●	changes in the economic performance and/or market valuations of other mining companies.

 The prices at which our common stock trades will affect our ability to raise capital, which may have an adverse affect on our ability to fund our operations.

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Our common stock may be considered to be a “penny stock” and, as such, the market for our Common Stock may be further limited by certain SEC rules applicable to penny stocks.

To the extent the price of our common stock is below $5.00 per share, we have net tangible assets of $2,000,000 or less, or if we fall below certain other thresholds, our common shares will be subject to certain “penny stock” rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations adversely affect the ability of brokers to sell our common shares and limit the liquidity of our securities.

Future issuances of shares or equity-related securities may depress the trading price of our shares.

Any issuance of equity securities could dilute the interests of our existing stockholders and could substantially decrease the trading price of our shares. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity and to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

Sales of a substantial number of shares or other equity-related securities in the public market could depress the market price of our shares, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our shares or other equity-related securities would have on the market price of our shares.

We do not intend to pay any dividends on our common stock in the foreseeable future.

We currently intend to retain all future earnings, if any, to finance our current and proposed business activities and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We may also incur indebtedness in the future that may prohibit or effectively restrict the payment of cash dividends on our common stock.

Certain stockholders can exert control over the Company and may not make decisions that further the best interests of all stockholders.

Our officers, directors and principal stockholders (greater than 5% stockholders) together currently own an aggregate of approximately 50.6% of our outstanding common stock on a fully diluted basis. Consequently, these stockholders, if they act individually or together, may exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change of control of us and might affect the market price of our common stock, even when a change of control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements which we would not otherwise consider.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The change in value of the RMB against the U.S. Dollar, the Euro and other currencies is affected by changes in China’s political and economic conditions, among other things. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. Dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in over 30% appreciation of RMB against the U.S. Dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. Dollar. As a portion of our costs and expenses are denominated in RMB, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition. For example, to the extent that we need to convert U.S. Dollars into RMB for our operations, appreciation of the RMB against the U.S. Dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert our RMB into U.S. Dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. Dollar against the RMB would have a negative effect on the U.S. Dollar amount available to us.

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If the Company were to be delisted from NYSE Amex LLC, it could negatively impact our liquidity and our stockholders’ ability to sell their shares.

Our common stock is currently listed on the NYSE Amex LLC. We must comply with numerous rules in order to maintain the listing of our common stock on the exchange. There can be no assurance that we can continue to meet the requirements to maintain the NYSE Amex LLC listing of our common stock. If we are unable to maintain our listing on the NYSE Amex LLC, the market liquidity of our common stock may be severely limited.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 (“Rule 144”), promulgated under the Securities Act of 1933 (the “Securities Act”), subject to certain limitations. Under Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding; or
●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Although we plan to use all of the net proceeds from this offering as described in this prospectus supplement, our management still has broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

Provisions in our charter documents could prevent or delay a change in control, which could delay or prevent a takeover.

Our articles of incorporation authorize the issuance of “blank check” preferred stock with such designations, rights, and preferences, as may be determined by our Board of Directors. Accordingly, the Board of Directors may, without shareholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could also be issued to discourage, delay, or prevent a change in our control.

The redemption by us of the Series A Convertible Preferred Stock in stock or the conversion of such Preferred Stock by the holders could result in a substantial number of additional shares being issued, with the number of such shares increasing if and to the extent our market price declines, diluting the ownership percentage of our existing stockholders.

The Series A Convertible Preferred Stock is convertible at the option of the holders at an initial conversion price of $2.04. We will make amortization and dividend payments on the Series A Convertible Preferred Stock, with the principal amount being amortized in equal payments, unless portions are deferred and subject to other exceptions, redeeming or converting 1,667 shares of Preferred Stock per payment following the issue date of the Series A Convertible Preferred Stock payable in common stock, subject to certain conditions, or at our option in cash. If we make the payments in shares of our common stock, the price used to determine the number of shares to be issued will be calculated using the lesser of (i) the-then existing conversion price, which is initially $2.04 per share and (ii) a 10% discount to a calculated market price. Accordingly, the lower the market price of our common stock at the time at which we make amortization payments in stock, the greater the number of shares we will be obliged to issue and the greater the dilution to our existing stockholders. Such issuances could adversely affect the market price of our common stock.

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There is no public market for the Series A Convertible Preferred Stock or warrants being offered in this offering.

There is no established public trading market for the Series A Convertible Preferred Stock or warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A Convertible Preferred Stock or warrants on any securities exchange. Without an active market, the liquidity of the Series A Convertible Preferred Stock and warrants will be limited.

Other risk factors.

Information about other risk factors which may affect our business or financial condition, and, by extension, the price or value of our securities, can be found under Item 1A “Risk Factors” of our Annual Report for the year ended December 31, 2010, which was filed with the SEC on March 31, 2011 and is incorporated into this prospectus supplement by reference.

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USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $9.35 million, after deducting fees due to the Placement Agent and estimated offering expenses in the aggregate of approximately $650,000. We will not receive any proceeds from the sale of common stock issuable upon exercise of the warrants that we are offering unless and until such warrants are exercised. If the warrants are fully exercised for cash, we will receive additional proceeds of approximately $4,960,786 million.

We intend to use the net proceeds from this offering for (i) general corporate purposes and working capital (including for general and administrative expenses), (ii) potential ordinary course acquisitions that complement the Company’s business (provided, that the Company shall reserve $500,000 of the proceeds from the offering for the purposes described on schedule 4(d) to the Securities Purchase Agreement)) and (iii) the payment of the fees and expenses of this offering. None of the net proceeds of this offering will be used for (i) the repayment of certain of our outstanding indebtedness, (ii) the redemption or repurchase of any of our securities or (iii) the settlement of any outstanding litigation.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors. Subject to any agreed upon contractual restrictions under the terms of the purchase agreement, our management will have some discretion in the application of the net proceeds from this offering. Our stockholders may not agree with the manner in which our management chooses to allocated and spend the net proceeds. Moreover, our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value

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DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK

The material terms and provisions of the Series A Convertible Preferred Stock being offered pursuant to this prospectus supplement are summarized below. The terms of our Series A Convertible Preferred Stock are provided in a certificate of designation, which was filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering. This summary of the Series A Convertible Preferred Stock is subject in all respects to the provisions contained in such certificate of designation.

General

Under our Articles of Incorporation, as amended, our Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. We do not currently have any preferred stock outstanding. By the filing of a Certificate of Designations with the Secretary of State of the State of Nevada, we designated 10,000 shares of our authorized but unissued preferred stock as a series of our preferred stock, designated as Series A Convertible Preferred Stock. At the consummation of this offering, we will issue up to 10,000 shares of Series A Convertible Preferred Stock, with 5,000 shares of Series A Convertible Preferred Stock to be issued in the initial tranche and, subject to certain conditions, 5,000 shares of Series A Convertible Preferred Stock to be issued in a second tranche.

When issued in accordance with this prospectus supplement and the accompanying prospectus, the Series A Convertible Preferred Stock, and our common stock issuable upon the conversion of the Series A Convertible Preferred Stock and accrued dividends, will be validly issued, fully paid and nonassessable. The holders of the Series A Convertible Preferred Stock will have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or other of our securities of any class, other than the right to convert into shares of our common stock as described herein and if we grant, issue or sell options, convertible securities or rights to purchase stock, warrants, securities or other property to the holders of common stock, then the holders of Series A Convertible Preferred Stock will have the right to acquire such rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon conversion of the Series A Convertible Preferred Stock held immediately before the record date for such grant, issuance or sale. The transfer agent for the Series A Convertible Preferred Stock and our common stock is Standard Registrar & Transfer Company, Inc. located at 12528 South 1840, East Draper, Utah, 84020. Their telephone number is (801) 571-8844. We do not intend to list the Series A Convertible Preferred Stock on any securities exchange.

Ranking

The Series A Convertible Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

●	senior to our common stock, and, except as described below, to each other class of capital stock established after the original issue date of the Series A Convertible Preferred Stock (which we will refer to as the “Issue Date”), (which we will refer to collectively as “Junior Stock”);
●	equally with any class of capital stock established after the Issue Date, issued after the express written consent of the holders of a majority of the aggregate outstanding shares of Series A Convertible Preferred Stock, the terms of which expressly provide that the right of the holders thereof, either as to the payment of dividends or as to distributions in the event of our voluntary or involuntary liquidation, dissolution or winding up, (i) are not given preference over the rights of the holders of the Series A Convertible Preferred Stock and (ii) rank on an equality with the rights of the holders of the Series A Convertible Preferred Stock (which we will refer to collectively as “Parity Stock”); and
●	junior to each class of capital stock established after the Issue Date, issued after the express written consent of the holders of a majority of the aggregate outstanding shares of Series A Convertible Preferred Stock, the terms of which expressly provide that the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of our voluntary or involuntary liquidation, dissolution or winding up are given preference over the right of the holders of the Series A Convertible Preferred Stock (which we will refer to collectively as “Senior Stock”).

 Dividends

Holders of the Series A Convertible Preferred Stock are entitled to receive dividends at the rate of 5% per annum, paid quarterly in arrears. Dividends will be calculated without giving effect to any reduction for payment of installments. The dividends are payable in shares of our common stock, subject to the satisfaction of certain conditions, or we may elect to pay dividends in cash.

If we pay dividends in shares of common stock, the shares of common stock will be valued for such purposes, at the lower of the then applicable Conversion Price (as defined in the Certificate of Designations) and 90% of the Market Price (as defined in the Certificate of Designations - the average VWAP of the common stock for the prior 10 consecutive trading days).

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Series A Convertible Preferred Stock is entitled to participate on an as-converted basis (without regard to any limitations on conversion) in any distributions or dividends paid to the common stock.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, each holder of Series A Convertible Preferred Stock will be entitled to receive and to be paid out of our assets available for distribution to our stockholders, before any payment or distribution is made to holders of Junior Stock (as defined in the Certificate of Designations and including our common stock), a liquidation preference per preferred share equal to the sum of (x) the greater of (A) 120% of the Conversion Amount (as defined in the Certificate of Designations) thereof on the date of such payment and (B) the amount per share such holder would receive if such holder converted the preferred shares into common stock immediately prior to the date of such payment and (y) the black-scholes value payable with respect to the warrants. After the payment of such black-scholes value, the warrants shall be terminated and shall no longer be outstanding.

If, upon our voluntary or involuntary liquidation, dissolution or winding-up, our assets available for distribution to our stockholders shall be insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full amount to which they shall be entitled, the holders of the Series A Convertible Preferred Stock and the Parity Stock (as defined in the Certificate of Designations) will share equally and ratably in any distribution of our assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Voting Rights

The holders of the Series A Convertible Preferred Stock will generally have no voting rights, except as required from time to time by law and except that the consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock will be required to

(i)	alter or amend the Certificate of Designations or any other organizational document of the Company in a manner that adversely affects the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Convertible Preferred Stock;

(ii)	increase or decrease the number of authorized shares of Series A Convertible Preferred Stock;

(iii)	create or authorize any new class or series of shares that has a preference over or is on a parity with the Series A Convertible Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company;

(iv)	purchase, repurchase or redeem any shares of common stock (other than (a) pursuant to equity incentive agreements with employees giving us the right to repurchase shares upon the termination of services at cost);

(v)	pay dividends or make any other distribution on the common stock or other stock junior in rank to the Series A Convertible Preferred Stock;

(vi)	issue any Series A Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement; or

(vii)	whether or not prohibited by the terms of the Series A Convertible Preferred Stock, circumvent a right of the Series A Convertible Preferred Stock.

In matters where holders of the Series A Convertible Preferred Stock are entitled to vote, each share of the Series A Convertible Preferred Stock shall be entitled to one vote.

Conversion Rights

Holders of Series A Convertible Preferred Stock may elect to convert shares of Series A Convertible Preferred Stock into shares of our common stock at the then-existing conversion price at any time. The conversion rate is determined by dividing the conversion amount (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Convertible Preferred Stock) by the conversion price in effect at the time of conversion. The initial conversion price will be subject to adjustment upon the issuance of any common stock or securities convertible into common stock below the then-existing conversion price. All shares of common stock distributed upon conversion will be freely transferable without restriction under the Securities Act of 1933, as amended (other than by our affiliates).

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Company Conversion/Redemption

Every two months, commencing on June 1, 2012, the Company will convert, subject to certain conditions, or, at its option, elect to redeem for cash up to [1,667] shares of Series A Convertible Preferred Stock, except to the extent a holder of Series A Convertible Preferred Stock elects to defer such amortization to a subsequent amortization date, in which case such subsequent amortization date shall be increased by such deferred amount.

If we pay the amortization payment in shares of common stock, we will deliver that number of shares of common stock equal to the amount of the amortization payment divided by a per share amortization price, which shall be the lesser of (i) the then-existing conversion price and (ii) 90% of a calculated market price per share of common stock.  The market price per share of common stock in the preceding calculation shall be determined by taking the average of the ten lowest closing bids in the 20 trading days preceding the installment payment date (subject to certain adjustments for stock splits, stock dividends, stock combinations or other similar events that occur during such measurement period).

Under certain circumstances, including a fundamental transaction or the breach of the terms contained in the Certificate of Designations, the holders of Series A Convertible Preferred Stock may require us to redeem the outstanding balance of the Series A Convertible Preferred Stock in cash at the higher of 125% of the applicable conversion price or a variation of the then-current market price. The following is a summary of certain conditions under which the premium may be triggered (the items on this list are, in general, each subject to addition conditions and qualifiers as set forth in the Certificate of Designations):

(i)	any of the Securities (as defined in the Certificate of Designations) fails to be freely tradable without restriction;

(ii)	for a specified period of time, the common stock is suspended from trading or fails to be listed of an qualifying exchange;

(iii)	for a specified period of time, the Company fails to deliver shares of common stock on the exercise of Warrants or the conversion of Preferred Stock;

(iv)	the Company fails to maintain adequate authorized shares as required by the terms of the Preferred Stock or the Warrants and fails to satisfy certain other conditions;

(v)	the Board of Directors of the Company fails to declare the Preferred Stock Dividends as necessary;

(vi)	for a specified period of time, the Company’s failure to pay to any Dividend;

(vii)	for a specified period of time, the Company fails to remove any restrictive legend on common stock obtained pursuant to the terms of the Preferred Stock or Warrants

(viii)	the Company defaults or otherwise accelerates indebtedness in excess of $500,000;

(ix)	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any subsidiary and, if instituted against the Company or any subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(x)	the commencement by the Company or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, and similar events;

(xi)	the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or similar events;

(xii)	a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay unless otherwise covered by a third-party or an insurer;

(xiii)	the Company and/or any subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $500,000 due to any third party and similar events;

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(xiv)	a false or inaccurate certification by the Company that the Equity Conditions (as defined in the Certificate of Designations) are satisfied, no Equity Conditions Failures (as defined in the Certificate of Designations) have occurred, or as to whether or not a Triggering Event (as defined in the Certificate of Designations) has occurred;

(xv)	any breach or failure in any respect by the Company or any subsidiary to comply with any provision of the covenants listed in Certificate of Designations; or

(xvi)	the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Warrants, or the Certificate of Designations.

Limitations on Issuance of Common Stock

Holders of Series A Convertible Preferred Stock may not convert their shares of Series A Convertible Preferred Stock to the extent that the conversion would result in the holder and its affiliates beneficially owning 4.99% or more (subject to adjustments as set forth in the Certificate of Designations) of our common stock. Each Holder may lower this limitation percentage at any time or increase this limitation percentage to any other percentage not in excess of 9.99% upon 61 days’ prior written notice to the Company. The amount of beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.

Certain NYSE Amex continued listing standards limit the number of securities that may be issued in a particular offering. Accordingly, without prior stockholder approval, common stock may not be issued upon the conversion or redemption of, or as a dividend on, the Series A Convertible Preferred Stock or in connection with the exercise of the warrants, as applicable, if such conversion, redemption, dividend payment, or exercise would result in aggregate issuances by us of common stock equal to or greater than 20% of the outstanding shares of our common stock immediately prior to the offering. Accordingly, prior to the second closing, the Company plans to seek shareholder approval to ensure that any such common stock issued in connection with the second closing will not result in a breach of such listing standards.

Pursuant to the terms of the Securities Purchase Agreement, the Warrants and the Certificate of Designations, the Company is required at all times to maintain a share reserve equal to the sum of (i) 125% of the shares of common stock issuable upon conversion of the Preferred Stock, (ii) the number of shares of common stock issuable as dividends pursuant to the Preferred Stock through the maturity date and (iii) the number of shares of common stock issuable upon exercise of the Warrants.

If the Company is prevented from issuing all or a portion of the common stock due upon conversion of any Preferred Stock or exercise of any Warrants by the 20% rule or by the failure to have sufficient shares authorized and available to be issued pursuant to the Preferred Stock or the Warrants, as applicable, the Company shall “net settle” such securities in cash by canceling such portion of the shares of Preferred Stock or Warrants being converted or exchanged, as applicable, and paying the applicable holder a cash amount equal to the product of (x) the number of shares of common stock that would have otherwise been delivered to such holder, multiplied by (y) the difference between the closing sale price on the preceding trading day and the then applicable conversion or exercise price. The Company will also pay for any brokerage and related expenses incurred by the holder in connection therewith.

DESCRIPTION OF WARRANTS

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

The warrants are exercisable for an aggregate of 1,960,785 shares of common stock at an initial exercise price of $2.04 per share of common stock (including warrants to purchase 980,393 shares of common stock that were issued as additional consideration for each initial purchaser’s commitment to purchase Series A Convertible Preferred Stock in the second tranche). No additional warrants will be issued to the initial purchasers upon the consummation of the second tranche.

Exercise and Duration

The warrants will be immediately exercisable and will terminate on the 42 month anniversary of the date the warrants become exercisable. The exercise price and the number of shares for which each warrant may be exercised is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price of warrants held by a purchaser (or such purchaser’s direct or indirect transferee) is subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.

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Holders of the warrants may exercise their warrants to purchase shares of our common stock by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of the warrant. In the event that the registration statement relating to the warrant shares is not effective, a holder of warrants will have the right to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise.

Underlying Shares

The shares of common stock issuable upon exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least 125% of that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Mandatory Exercise

If, at any time after the later of 120 calendar days after the issuance date of the warrant and such date after we have initially satisfied certain conditions, the price of our common stock is greater than or equal to $4.08 for a period of twenty (20) consecutive trading days, and if certain other conditions are met relating to trade volume, the Company shall have the right to require the warrant holders to exercise all of the remaining unexercised portion of the warrants.

Fundamental Transaction

If, at any time warrants are outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, or the sale of all or substantially all of our assets, the successor entity must assume in writing all of our obligations to the warrant holders.

Additionally, in the event of a fundamental transaction, each warrant holder will have the right to require us, or our successor, to repurchase its warrant for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant.

Limitations on Exercise

The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of our common stock. Each holder may lower this limitation percentage at any time or increase this limitation percentage to any other percentage not in excess of 9.99% upon 61 days’ prior written notice to the Company.

No Stockholder Rights

The holder of a warrant will not possess any rights as a stockholder under the warrant until the holder exercises the warrant.

No Market for Warrants

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Placement Agent Warrants

We will also grant to the Placement Agent at the closing of this offering warrants (the “Placement Agent’s Warrants”) to purchase 392,157 shares of our common stock equal. The Placement Agent’s Warrants shall have the same terms as the warrants offered pursuant to this prospectus supplement, except that the exercise price will be 120% of the exercise price in the warrants offered pursuant to this prospectus supplement. The Placement Agent’s Warrants, and shares underlying the Placement Agent’s Warrants, are each included in this prospectus.

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DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of the common stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the common stock and should be read together with our Amended Articles of Incorporation and Bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended Articles of Incorporation and Bylaws, see “Where You Can Find More Information.”

The Company is authorized to issue up to 50,000,000 shares of common stock, $0.001 par value.

As of March 20, 2012, we had 33,425,101 shares of common stock outstanding. Our authorized capital stock consists of 50,000,000 common shares, $0.001 par value per share, and 5,000,000 preferred shares, $0.001 par value per share. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by our board of directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to out stockholders.

Our board of directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Amended Articles of Incorporation, on such terms and conditions and for such consideration as our board may deem appropriate without further stockholder action.

VOTING RIGHTS

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends or distributions on our common stock. However, holders of our common stock are entitled to dividends if declared by the board of directors out of funds legally available. We do not, however, anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the board of directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

LISTING

Since January 31, 2008, our shares of common stock have traded on the NYSE Amex LLC (formerly American Stock Exchange) under the trading symbol “SHZ”. Before the listing on the NYSE Amex LLC, the shares of our common stock were quoted on the OTC Bulletin Board.

TRANSFER AGENT AND REGISTRAR

Our transfer agent is Standard Registrar & Transfer Company, Inc. located at 12528 South 1840, East Draper, Utah, 84020. Their telephone number is (801) 571-8844.

PLAN OF DISTRIBUTION

We have entered into a placement agent agreement (the “Placement Agent Agreement”), dated as of February 16, 2012, as amended, with FT Global Capital, pursuant to which FT Global Capital agreed to act as our exclusive placement agent in connection with this offering.

Other than the Placement Agent’s Warrants, and shares underlying the Placement Agent’s Warrants, each of which are included in this prospectus, the placement agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities, but the placement agent has agreed to use its best efforts to arrange for the direct sale of all of the securities in this offering pursuant to this prospectus supplement and the accompanying prospectus. There is no requirement that any minimum number of securities or dollar amount of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered.

We negotiated the offering price for the Series A Convertible Preferred Stock and the warrants offered in this offering with the investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

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 We have entered into a Securities Purchase Agreement, dated as of March 21, 2012 with the investors purchasing the securities being issued pursuant to this offering. The closing of this offering will take place on or before March 26, 2012, and the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;
●	the placement agent will receive the placement agent fees and placement agent warrants in accordance with the terms of the Placement Agent Agreement; and
●	we will deliver the shares of Series A Convertible Preferred Stock and the warrants to the investors.

In connection with this offering, the Placement Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the Placement Agent an aggregate cash fee of 5% of the aggregate offering price of the total amount of capital received by the Company from the sale of the Series A Convertible Preferred Stock and warrants being issued pursuant to this offering, and a cash fee payable within twenty-four (24) hours in the event of receipt by the Company of any cash proceeds from the exercise of the warrants of 5% of the aggregate proceeds from such exercise. We will also reimburse the Placement Agent for its legal fees in an amount of $20,000. The following table shows the aggregate offering price and aggregate fees we will pay in cash to the placement agent in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus (assuming no exercises of the warrants):

Aggregate offering price	$10,000,000
Placement agent fees (5%)	$500,000

We will also grant to the Placement Agent at the closing of this offering the Placement Agent’s Warrants to purchase 392,157 shares of our common stock. The Placement Agent’s Warrants shall have the same terms as the warrants offered pursuant to this prospectus supplement, except that the exercise price will be 120% of the exercise price in the warrants offered pursuant to this prospectus supplement. The Placement Agent’s Warrants will comply with FINRA Rule 5110(g) in that, with limited exceptions, for a period of 180 days after the issuance date of the warrants (which shall be the closing date of the offering), neither the warrants nor any of the shares of common stock issued upon exercise of the warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales in this offering.

In accordance with rules promulgated by the Financial Industry Regulatory Authority (“FINRA”), in no event will the maximum or total commission to be received by any FINRA member or independent broker/dealer in connection with this offering and with the sale of any securities being registered herein pursuant to Securities and Exchange Commission Rule 415 be greater than eight percent (8%) of the gross proceeds thereof.

We estimate the total expenses of this offering (not including the fees payable to the Placement Agent) will be approximately $150,000, which includes legal, accounting and filing fees and various other fees and expenses associated with registering the securities and listing the common stock on NYSE Amex LLC. After deducting the fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9.35 million, assuming the maximum number of securities are sold.

We have agreed to indemnify the Placement Agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The Placement Agent will not engage in passive market making transactions, stabilizing transactions or syndicate covering transactions in connection with this offering.

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The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the Placement Agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

LEGAL MATTERS

The validity of our securities offered hereby will be passed upon for us by Lionel Sawyer & Collins.

EXPERTS

The consolidated financial statements of the Company, for the years ended December 31, 2010 and 2009, incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K, have been audited by Sherb & Co., LLP, independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PROSPECTUS

$50,000,000

CHINA SHEN ZHOU MINING & RESOURCES, INC.

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

UNITS

We may offer common stock, preferred stock, warrants and/or rights, either individually or in units, from time to time in one or more offerings in amounts, at prices and on terms to be determined in light of market conditions at the time of sale. We may also offer common stock or preferred stock upon conversion of preferred stock, common stock upon conversion of preferred stock or common stock, preferred stock upon the exercise of warrants or rights.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest.

We may offer and sell these securities, from time to time, to or through one or more underwriters, dealer and agents, or directly to purchasers on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering.

Our common stock is listed on the NYSE Amex LLC and traded under the symbol “SHZ”. On January 5, 2011, the last reported sale price for our common stock was $10.24 per share.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

An investment in our securities involves a high degree of risk. You should carefully consider the “Risk Factors” that are incorporated by reference in this prospectus from our most recent annual report on Form 10-K and our other filings made with the Securities and Exchange Commission or that may be contained in any supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2011.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

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Except as otherwise indicated by the context, references in this prospectus to:

●	“China Shen Zhou,” “Company,” “we,” “us” or “our” are references to the combined business of China Shen Zhou and its direct and indirect subsidiaries.

●	“AFMG” or “American Federal Mining Group” means American Federal Mining Group, Inc. and/or its operating subsidiaries, as the case may be.
●	“Qianzhen Mining” means Wulatehouqi Qianzhen Ore Processing Co. Ltd.
●	“Xingzhen Mining” means Xinjiang Buerjin County Xingzhen Mining Co., Ltd.
●	“U.S. Dollar,” “$” and “US$” means the legal currency of the United States of America.
●	“RMB” means Renminbi, the legal currency of China.
●	“China” or the “PRC” are references to the People’s Republic of China.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C. (100 F Street NE, Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330 or on the SEC website located at http://www.sec.gov.

Information about us is also available at our website at http://chinaszmg.com/. However, information contained on our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus (other than any portion of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 31, 2010;
●	our quarterly reports on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 14, 2010, the quarter ended June 30, 2010 filed with the SEC on August 10, 2010, and the quarter ended September 30, 2010 filed with the SEC on November 12, 2010;
●	our current reports on Form 8-K filed with SEC on April 6, 2010, May 17, 2010, August 5, 2010, August 11 2010, November 12, 2010, and November 18, 2010; and
●	the description of our common stock, $0.001 par value per share, contained in the Section entitled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A filed with the SEC on January 24, 2008 including any amendment or report filed for the purpose of updating such descriptions.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to: China Shen Zhou Mining and Resources, Inc. You may request copies of these filings, at no cost, by writing to or calling the Company at:

China Shen Zhou Mining and Resources, Inc.

No. 166 Fushi Road, Zeyang Tower,

Shijingshan District, Beijing, China 100043

86-010-8890-6927

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Statements contained in this prospectus and the documents incorporated by reference herein referring to the contents of any contract or other document are not necessarily complete. Where such contract or other document is listed as an exhibit to the Registration Statement on Form S-3, of which this prospectus forms a part, or any document incorporated by reference therein, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements under “Company Overview,” “Risk Factors” and elsewhere in this prospectus may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and our business sector in general. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the captions “Risk Factors,” “Business,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and those set forth in our most recent Quarterly Report on Form 10-Q under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we project. Any forward-looking statements you read in this prospectus reflect our views as of the date of this prospectus with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. Before making an investment decision, you should specifically consider all of the factors identified in this prospectus that could cause actual results to differ.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 31, 2010, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. The risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from any sale of our securities under this prospectus. Except as described in any prospectus supplement, we currently anticipate that the net proceeds from any sale of our securities under this prospectus will be used for general corporate purposes, including but not limited to working capital and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complimentary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. If we intend to use the net proceeds of any offering to repay outstanding debt, we will provide details about the debt we intend to repay in a prospectus supplement.

COMPANY OVERVIEW

Overview

Through our direct, wholly owned subsidiary, American Federal Mining Group, Inc. (hereinafter “AFMG”), and its subsidiaries – Wulatehouqi Qianzhen Ore Processing Co. Ltd. (“Qianzhen Mining”), Inner Mongolia Xiangzhen Mining Group Co., Ltd., (“Xiangzhen Mining”), Wulatehouqi Qingshan Nonferrous metal Development Co., Ltd. (“Qingshan Metal”) and Xinjiang Buerjin County Xingzhen Mining Co., Ltd. (“Xingzhen Mining”), we engage in the business of mining, processing and distributing fluorite ores and processed fluorite powder, copper, zinc, lead, and other mineral concentrates.

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We operate mines in the Inner Mongolia Autonomous Region and Xingjiang Uygur Autonomous Region, which are known for their rich reserves of high-grade minerals of fluorite, copper, lead and zinc. Regional human resources of general labor and specialized professional mining teams are available to us at a low cost. We believe that we have good relationships with the local governments since we provide employment opportunities to the local resident and tax revenues to the government. We have also achieved strategic cooperative alliances with several large-scale domestic steel or chemical enterprises after years of experience and relationships in the mineral markets.

Our principal executive offices are located at No. 166 Fushi Road, Zeyang Tower, Shijingshan District, Beijing, China 100043, and our telephone number at that location is 86-010-8890-6927.

DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

The Company is authorized to issue up to 50,000,000 shares of common stock, $0.001 par value.

As of January 5, 2011, we have 27,974,514 shares of common stock outstanding. Our authorized capital stock consists of 50,000,000 common shares, $.001 par value per share, and 5,000,000 preferred shares, $.001 par value per share. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by our board of directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to out stockholders.

Our board of directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Amended Articles of Incorporation, on such terms and conditions and for such consideration as our board may deem appropriate without further stockholder action.

VOTING RIGHTS

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends or distributions on our common stock. However, holders of our common stock are entitled to dividends if declared by the board of directors out of funds legally available. We do not, however, anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the board of directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value per share. We have no shares of preferred stock outstanding. Under our Amended Articles of Incorporation, our board of directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the board of directors. The designation of rights, preferences, privileges and restrictions could include preferences as to dividends, liquidation, redemption, sinking fund, and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

LISTING

Our shares of common stock have traded on the NYSE AMEX (formerly American Stock Exchange) under the trading symbol “SHZ” since January 31, 2008. Before the listing on the NYSE AMEX, the shares of our common stock were quoted on the OTC Bulletin Board.

TRANSFER AGENT AND REGISTRAR

Our transfer agent is Standard Registrar & Transfer Company, Inc. located at 12528 South 1840, East Draper, Utah, 84020. Their telephone number is (801) 571-8844.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreements and warrants may be modified;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any .

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

The warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus and the related rights agreements. While the terms summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any series of rights that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any rights offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue rights to purchase common stock or preferred stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

We will describe in the applicable prospectus supplement the terms of the series of rights, including:

●	the date of determining the stockholders entitled to the rights distribution;
●	the number of rights issued or to be issued to each stockholder;
●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the rights;
●	the number and terms of the shares of common stock or preferred stock which may be purchased per each right;
●	the extent to which the rights are transferable;
●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
●	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

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Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such amount of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Governing Law

The rights and rights agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and the related unit agreements. While the terms summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

The Company, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

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For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;
●	whether it imposes fees or charges;
●	how it would handle a request for the holders’ consent, if ever required;
●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
●	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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●	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
●	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
●	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
●	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
●	if we notify any applicable trustee that we wish to terminate that global security; or
●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

●	through one or more underwriters or dealers in a public offering and sale by them;
●	directly to investors; or
●	through agents.
We may sell the securities from time to time:
●	in one or more transactions at a fixed price or prices, which may be changed from time to time;
●	at market prices prevailing at the times of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

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If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Shares of our common stock are quoted on the NYSE Amex LLC. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon for us by McLaughlin & Stern, LLP, New York, New York.

EXPERTS

The consolidated financial statements of China Shen Zhou, for the years ended December 31, 2009 and 2008, incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by Sherb & Co., LLP, independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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